Exhibit 99.1

INVESTOR CONTACT:                        MEDIA CONTACT:
Tom Paulson                                Kathryn Lovik
Senior Vice President and Chief Financial Officer            Global Communications Director
tom.paulson@tennantco.com                        kathryn.lovik@tennantco.com
763-540-1204                                763-540-1212

Tennant Company Announces Agreement with Ambienta to Acquire IPC Group
All-cash transaction valued at $350 million (€330 million);
Provides scale to accelerate growth and improve profitability in EMEA;
Expands Tennant’s product portfolio and market coverage;
Businesses highly complementary and differentiated

MINNEAPOLIS, Feb. 23, 2017-Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer world, today announced that it has signed a definitive agreement with private equity fund Ambienta to acquire IPC Group, a privately held designer and manufacturer of commercial cleaning solutions based in Italy, in an all-cash transaction valued at approximately $350 million (€330 million). In 2016, IPC Group generated annual sales of approximately $203 million (€192 million). When finalized, this will be the largest acquisition in Tennant Company history. Tennant anticipates that the acquisition will be accretive to 2018 full year earnings per share.
Commented Chris Killingstad, Tennant Company president and chief executive officer: “Acquiring IPC Group is a strategic move that aligns with our growth aspirations. IPC Group significantly increases our presence and market share in Europe, and more than doubles Tennant’s current EMEA business. We will gain the scale to accelerate both Tennant’s and IPC Group’s growth, and better leverage our cost structure in EMEA. Importantly, our businesses are highly complementary and differentiated in our geographies, products and go-to-market approach.”
More than 80 percent of IPC Group’s business is concentrated in Europe, with the remaining percentage split evenly between the Americas and the Asia Pacific regions. In addition to expanding Tennant’s EMEA market coverage, IPC Group’s brands broaden Tennant’s range of product offerings. The companies’ brands see little overlap due to their differentiated market positions.
IPC Group produces small- to mid-sized commercial cleaning machines and equipment, including floor sweepers and scrubbers, vacuum cleaners, high-pressure washers, and related aftermarket parts and services. IPC Group also expands Tennant’s product portfolio to cleaning

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tools and supplies, such as multi-purpose cleaning trolleys, window-washing systems, antibacterial microfiber mops and cloths, and a wide array of consumables. Like Tennant, IPC Group is committed to product innovation and sustainability, with a focus on reducing energy, water and detergent use.
IPC Group sells its products under the brand names IPC, IPC Foma, IPC Eagle, IPC Gansow, ICA, Vaclensa, Portotecnica, Sirio and Soteco, Readysystem, Euromop, and Pulex. Both companies’ brands will continue to operate in their markets, as they do today. The companies also have highly complementary sales channels. Tennant anticipates that this will provide incremental sales opportunities for both companies going forward.
Said Killingstad: “We intend to market both the Tennant and IPC Group brands as part of our multi-brand portfolio. IPC Group is a growing and profitable business with a strong management team and we are excited about our combined potential.”
Tennant expects the acquisition to be completed in the 2017 second quarter. The timing is subject to customary conditions and regulatory approvals.
Goldman, Sachs & Co. acted as financial advisor and Baker & McKenzie acted as legal counsel to Tennant Company. Baird acted as financial advisor and Linklaters acted as legal counsel to Ambienta.

About IPC Group
Italy-based IPC Group is a leading provider of professional cleaning solutions for commercial markets. The company was established in 2005, following the merger of a number of leading companies in the professional cleaning sector, each specializing in a different product segment. From 2014 IPC Group has been a portfolio company of Ambienta, a leading European private equity fund focused on industrial growth investing in companies driven by environmental trends. The company has 11 offices worldwide and sells in more than 100 countries. For more information, please refer to the Fact sheet presentation accompanying this release or visit www.ipcworldwide.com.

About Tennant Company
Minneapolis-based Tennant Company (TNC) is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, MN; Holland, MI; Louisville, KY; Chicago, IL; Uden, The Netherlands; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and

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provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to attract, develop and retain key personnel; our ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions; our ability to effectively manage organizational changes; our ability to successfully upgrade, evolve and protect our information technology systems; our ability to develop and commercialize new innovative products and services; unforeseen product liability claims or product quality issues; fluctuations in the cost, quality, or availability of raw materials and purchased components; foreign currency exchange rate fluctuations, particularly the relative strength of the U.S. dollar against other major currencies; the occurrence of a significant business interruption; and our ability to comply with laws and regulations.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

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